Exhibit 10.94

NOTE REPURCHASE AGREEMENT

This NOTE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 12, 2012 by and between 14159, L.P., 667, L.P. and Baker Brothers Life Sciences, L.P. (collectively, “Seller”), and Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”).

WHEREAS, Seller is the holder of $44,500,000 in aggregate principal amount of the Company’s 5.5% Convertible Senior Notes due 2028 (CUSIP 795435 AA4) (the “Notes”) issued pursuant to an indenture, by and between U.S. Bank National Association, trustee thereunder, and the Company, dated August 22, 2008;

WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase from Seller, $22,250,000 in aggregate principal amount of the Notes on the terms set forth in this Agreement; and

WHEREAS, the Company has agreed to repurchase from Seller additional Notes on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, conditions, warranties, representations, and agreements hereinafter contained, the parties mutually agree and covenant as follows:

1. Initial Repurchase of Notes. On the terms and subject to the conditions set forth herein, on the Initial Closing Date (as defined below), Seller agrees to transfer and sell to the Company, and the Company agrees to purchase from Seller, $22,250,000 in aggregate principal amount of the Notes, free and clear of any and all liens and encumbrances, for an aggregate purchase price equal to $120,396,530 (the “Purchase Price”).

2. Additional Repurchase of Notes. On the terms and subject to the conditions set forth herein, at any time during the 90-day period beginning on the date hereof, Seller may, on one or more occasions, require the Company to purchase Seller’s remaining Notes, in $1,000 principal amount increments, for a purchase price per $1,000 principal amount of Notes equivalent to the pro rata portion of the Purchase Price for the Notes being sold on such occasion by delivering written notice to the Company stating that Seller agrees to transfer and sell such Notes to the Company at such price (each date that any such notice is delivered to the Company, a “Notice Date”).

3. Closings. The closing of the initial purchase and sale of Notes pursuant to Section 1 of this Agreement (the “Initial Closing”) shall occur immediately prior to the closing of the Company’s offering of its 1.50% Convertible Senior Notes due 2019 (the date of such closing, the “Initial Closing Date”) or at such other time as the parties shall mutually agree. Each closing of any subsequent purchase and sale of Notes pursuant to Section 2 of this Agreement (a “Subsequent Closing”) shall occur on the date that is three business days immediately following the Notice Date with respect to such Subsequent Closing or at such other time as the parties shall mutually agree (each, a “Subsequent Closing Date”). On the Initial Closing Date and each Subsequent Closing Date, as applicable, (a) Seller shall deliver, or cause to be delivered, all of Seller’s right, title and interest in and to the Notes to be purchased by the Company at such closing, together with any documents of conveyance or transfer that the Company may reasonably request and (b) the applicable purchase price for the Notes transferred to the Company at such closing shall be delivered to Seller by wire transfer of immediately available funds to an account designated by Seller in writing.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any, as follows:

(a) Power and Authorization. Seller is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller is a party or by which Seller is bound.

(c) Title to the Notes. Seller is the sole legal and beneficial owner of the Notes and has good, valid and marketable title to the Notes, free and clear of any liens or encumbrances. Seller has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Notes or its rights in the Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Notes. The Notes transferred and sold to the Company on the Initial Closing Date constitute 50% of the aggregate principal amount of Notes held by Seller as of the date hereof.

(d) Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e) No Affiliate or 10% Stockholder Status. Seller is not, and has not been during the consecutive three month period preceding the date hereof, an “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, Seller did not acquire any of the Notes, directly or indirectly, from an Affiliate of the Company. Seller and its Affiliates collectively beneficially own and will beneficially own as of the Closing Date less than 10% of the outstanding shares of common stock of the Company.

(f) Adequate Information; No Reliance. Seller acknowledges and agrees that (i) Seller has been furnished with all materials it considers relevant to making an investment decision to enter into the transactions contemplated by this Agreement and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) Seller has had full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, (iii) Seller has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the sale of the Notes and to make an informed investment decision with respect to such sale, and (iv) Seller is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for the publicly available filings made by the Company with the SEC under the Exchange Act and the representations and warranties made by the Company in this Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any, as follows:

(a) Power and Authorization. The Company is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.

6. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions on the Closing Date.

7. Conditions to the Initial Closing.

(a) Conditions to the Company’s Obligations. The Company’s obligation to consummate the Initial Closing is subject to the satisfaction of the following condition (which may be waived by the Company, in whole or in part):

(i) Each of the representations and warranties of Seller contained in Section 4 of this Agreement shall be true and correct as of the Initial Closing Date.

(b) Conditions to Seller’s Obligations. Seller’s obligation to consummate the Initial Closing is subject to the satisfaction of each of the following conditions (which may be waived by Seller, in whole or in part):

(i) Each of the representations and warranties of the Company contained in Section 5 of this Agreement shall be true and correct as of the Initial Closing Date; and

(ii) Seller shall have received a duly executed legal opinion of counsel to the Company in form and substance customary for transactions of the type contemplated by this Agreement and reasonably agreed upon by the parties.

8. Miscellaneous Provisions.

(a) Governing Law. This Agreement and the transactions contemplated herein shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its choice of law rules.

(b) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

(c) Amendments and Modifications. This Agreement shall not be modified, amended, waived or changed in any respect except in a writing duly signed by the parties, and each party waives any right to amend this Agreement in any other manner.

(d) Execution in Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, but all of which shall be deemed to constitute one instrument.

(e) Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, personal representatives, successors, transferees and assigns.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at Salix Pharmaceuticals, Ltd., 8510 Colonnade Center Drive, Raleigh, North Carolina, 27615, attention of Chief Financial Officer, with a copy to General Counsel. Notices to Seller shall be directed to it at the address set forth on the signature page to this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

14159, L.P.

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

667, L.P.

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

Baker Brothers Life Sciences, L.P.

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

Address for notices to Seller:

667 Madison Avenue 21st Floor
New York, NY 10065 Attention: Scott Lessing

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Carolyn Logan
Name: Carolyn Logan
Title: Chief Executive Officer

[Signature Page to Note Repurchase Agreement]